EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, pertaining to the Series A Debentures of American Bio Medica Corporation, of our report dated March 30, 2009, included in its Annual Report on Form 10-K dated March 30, 2009, relating to the financial statements of American Bio Medica Corporation as of December 31, 2008 and 2007 and for each of the years then ended.

UHY LLP
Albany, New York
April 14, 2009